UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2013

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2013, Hardinge Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).  The total number of shares (excluding fractional amounts) of the Company’s common stock, par value $0.01 per share, voted in person or by proxy at the Annual Meeting was 10,634,474, representing approximately 90.44% of the 11,758,543 shares outstanding and entitled to vote at the Annual Meeting.  All non-advisory matters voted upon at the Annual Meeting were approved with the required votes. The Company’s shareholders also voted on an advisory basis in favor of the Company’s executive compensation policies and practices. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of the abstentions and broker non-votes as to each such matter, where applicable, are set forth below:

Proposal 1  Election of Directors

The Company’s shareholders elected three Class I directors to each serve for a three-year term expiring at the 2016 Annual Meeting, or when their respective successors have been duly elected and qualified.  The voting results, excluding fractional amounts, were as follows:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Robert J. Lepofsky	8,955,178	98,207	1,581,088
Mitchell I. Quain	8,226,945	826,440	1,581,088
Richard L. Simons	8,917,089	136,297	1,581,088

Proposal 2  Ratification of the Appointment of Independent Auditor

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.  The voting results, excluding fractional amounts, were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
10,478,684	110,898	44,891

Proposal 3  Advisory Vote on Executive Compensation

The Company’s shareholders voted on an advisory basis in favor of the Company’s executive compensation policies and practices.  The voting results, excluding fractional amounts, were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
8,876,469	110,741	66,175	1,581,088

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: May 10, 2013	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer